EXHIBIT 99.1

Contact:	Todd Flowers
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE REPORTS FIRST QUARTER 2016 RESULTS

Consolidated Revenues of $1.84 billion, Core EBITDAR of $247 million(1), Core Diluted EPS from Continuing Operations of $0.25(1) and Adjusted Core Diluted EPS from Continuing Operations of $0.35(1) in the First Quarter

GAAP Diluted EPS from Continuing Operations of $0.15 and EBITDAR of $233 million(1) in the First Quarter Includes Costs of $14 million Related to Litigation, Transaction, Integration, Research and Development, Impairment and Other Restructuring Costs

Solid Start to Year with Core Financial Results Above Mid-Point of Guidance

Company Reaffirms Full Year Outlook for 2016

LOUISVILLE, Ky. (May 4, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2016.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “We are off to a strong start in 2016 with first quarter results at the high end of our expectations. Our performance underscores the value of our diversified portfolio as well as our focus on driving quality outcomes in all of our businesses, particularly as we prepare our Hospital Division to transition to reimbursement under long-term acute care (“LTAC”) patient criteria later this year. The Hospital Division delivered a solid quarter with seasonal volume increases, stable operating results compared to the prior year and significant improvement from the operating trends experienced in the second half of 2015. In addition, we continued to drive growth and momentum in Kindred at Home (“KAH”) and Kindred Hospital Rehabilitation Services (“KHRS”), with strong sequential and year-over-year volume growth and operating performance in these businesses. Solid execution remains our top priority across the Company as we drive effective patient-centered care solutions and adapt to change.”

Mr. Breier continued, “Kindred is the nation’s largest provider of integrated care for people with post-acute and chronic care needs. More important than our size and clinical expertise, we are working to seamlessly connect our service lines to coordinate care and break down traditional silos of care, in advance of the growing demand for value-based care and payment. We are putting the key resources in place to ensure patients receive the right care for the right duration with targeted clinical interventions to support shorter lengths of stay and ongoing wellness. We recently issued our 2015 Quality, Innovation and Social Responsibility Report that highlights our clinical expertise, capabilities across the continuum of post-acute services and care innovations. These strengths support smooth transitions between care settings, produce positive clinical outcomes, and improve the patient experience. As always, I thank Kindred’s 102,000 teammates for the exceptional care and hope that they provide to more than one million patients each year.”

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

First Quarter Consolidated Highlights(1):

•	Consolidated revenues were $1.84 billion, a 9.7% year-over-year increase, and core earnings before interest, income taxes, depreciation, amortization, rent and certain charges (“core EBITDAR”) increased 5.4% to $247 million compared to the same period in 2015. A significant driver of the growth was the acquisition of Gentiva Health Services, Inc. (“Gentiva”) on February 2, 2015.

•	Core diluted earnings per share (“EPS”) from continuing operations was $0.25 and adjusted core diluted EPS from continuing operations was $0.35 based upon 87.2 million weighted average diluted shares. In the same period a year ago, core diluted EPS was $0.34 and adjusted core diluted EPS was $0.43 based upon 82.4 million weighted average diluted shares.

(1)	See reconciliation of core results to generally accepted accounting principles (“GAAP”) results beginning on page 12, including a reconciliation of core EBITDAR and EBITDAR to the most comparable GAAP measure, income from continuing operations, which was $25.8 million for the first quarter of 2016.

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

First Quarter Consolidated Highlights(1): (Continued)

•	Core operating cash flow was approximately breakeven(2) compared to core operating cash flows of $38 million(2) for the same period a year ago. Core free cash flow was a deficit of $35 million(3) compared to core free cash flows of $6 million(3) in the same period a year ago. These quarterly cash flow comparisons were negatively impacted by approximately $93 million of cash flow timing differences related to the Company’s acquisition of Gentiva in February 2015.

•	GAAP consolidated operating results:

	Three months ended March 31,
	2016	2015
	(In thousands, except per share amounts)
Diluted earnings (loss) per common share from continuing operations	$0.15	$(1.80)
Income (loss) from continuing operations	25,837	(134,588)
Operating cash flows	(133,062)	(139,602)

•	The Kindred Board of Directors declared a cash dividend of $0.12 per share on the Company’s common stock payable on June 10, 2016 to shareholders of record as of the close of business on May 18, 2016.

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, noted, “Operating cash flows for the first quarter, which are typically lower than the other quarters of the year, were in line with our expectations and are on track for the year. We continue to expect to generate roughly $300 million per year in core operating cash flows(2) and approximately half of that amount in core free cash flows(3).”

First Quarter Segment Highlights(1)(4):

Kindred’s Hospital Division first quarter revenues increased 0.4% over the prior year period to $643 million, with an increase in same-hospital admissions of 1.2% and an increase in same-hospital revenues per patient day of 2.0% compared to the same period last year. As compared to the fourth quarter of 2015, same-hospital admissions increased 9.2%. Core EBITDAR for the first quarter increased 0.5% to $135.5 million from $134.8 million a year ago, and increased 15.1% from $117.7 million in the fourth quarter of 2015.

KAH first quarter revenues and core EBITDAR increased to $606 million and $91 million, respectively, as compared to the prior year period. The home health business achieved strong growth in the first quarter with episodic admissions increasing 2.1% and revenues increasing 6.2% to $364 million, both over the prior year period on a combined basis. These results were achieved despite a 10% net reduction in home health branches since the beginning of 2015, primarily from branch consolidations. Average home health revenue per branch grew 14.8% during the last twelve months compared to a year ago. The hospice business generated $176 million of revenues in the first quarter with average daily census growth of 1.7% compared to the same period a year ago and average daily census growth of 1.0% from the fourth quarter of 2015, notwithstanding an 8.3% net reduction in hospice branches since the beginning of 2015, primarily from branch consolidations. Average hospice revenue per branch grew 8.2% during the last twelve months compared to a year ago.

Kindred Rehabilitation Services Division revenues declined 8.4% to $370 million and core EBITDAR declined 2.0% to $59.9 million compared to the first quarter last year. Strong performance in the first quarter from KHRS freestanding inpatient rehabilitation hospitals (“IRFs”) was offset by the impact of previously reported contract losses in RehabCare that occurred primarily in the first half of 2015. The KHRS segment achieved strong revenue growth of 9.4% and core EBITDAR growth of 7.4% compared to the same period a year ago, with IRF same-hospital discharges growing 5.5% during the quarter. RehabCare revenues declined 19% to $204 million from a year ago. Core EBITDAR and operating margins stabilized in the first quarter with results that improved slightly from the fourth quarter of 2015 despite the late fourth quarter cancellation of a customer contract with 24 sites of service in connection with litigation to collect past due amounts.

(1)	See reconciliation of core results to GAAP results beginning on page 12, including a reconciliation of core EBITDAR and EBITDAR to the most comparable GAAP measure, income from continuing operations, which was $25.8 million for the first quarter of 2016.
(2)	Core operating cash flows, similar to the GAAP presentation, include net changes in working capital and exclude routine capital expenditures and distributions to noncontrolling interests.
(3)	Core free cash flows include net changes in working capital, routine capital expenditures and distributions to noncontrolling interests.
(4)	See same-hospital and full segment data on pages 8 through 10.

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Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

First Quarter Segment Highlights(1): (Continued)

Kindred’s Nursing Center Division revenues declined 0.8% to $272 million compared to the first quarter last year. Core EBITDAR was $30 million, down from $37 million a year ago, primarily due to a 2.8% decline in average daily census, start-up losses of $1.5 million at two newly opened transitional care centers and higher contract labor costs.

As reported segment results:	Three months ended March 31,
	2016	2015
	(In thousands)
Operating income:
Hospital division	$134,571	$134,111

Kindred at Home:
Home health	66,941	45,696
Hospice	24,525	16,479

	91,466	62,175

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	44,564
RehabCare	11,987	15,708

	59,857	60,272

Nursing center division	30,100	36,963

2016 Outlook

Kindred today reaffirmed its outlook for 2016. Kindred expects:

•	Annual revenues of approximately $7.250 billion, with a range of $7.2 billion to $7.3 billion

•	Core EBITDAR of approximately $990 million, with a range of $970 million to $1.010 billion

•	Core diluted EPS from continuing operations of approximately $0.90, with a range of $0.80 to $1.00(2)

•	Adjusted core diluted EPS from continuing operations of approximately $1.25, with a range of $1.15 to $1.35(2)(3)

For the second quarter of 2016, the Company expects core EBITDAR to approximate $260 million to $275 million, core diluted EPS from continuing operations to approximate $0.30 to $0.40 and adjusted core diluted EPS from continuing operations to approximate $0.40 to $0.50.

Additionally, Kindred reaffirmed its preliminary outlook for 2017 core EBITDAR of at least $1 billion.

Mr. Breier commented, “Our focus for 2016 continues to be on readiness for LTAC patient criteria and on driving growth and development across our faster growing home health, hospice, and inpatient rehabilitation businesses. We are also focused on optimizing our LTAC hospital portfolio as a key element of our LTAC mitigation strategy and our previously announced transactions with Curahealth, LLC (“Curahealth”) and Select Medical Holdings Corporation are important steps to advance these efforts.”

The Company’s outlook does not reflect the potential impact of the previously announced definitive agreement to sell 12 LTAC hospitals to Curahealth. The Company will make the appropriate adjustments to its outlook once there is more clarity around the timing of the transaction closing.

The Company’s outlook also excludes transaction costs, the effect of any reimbursement changes, debt refinancing costs, severance, retirement, retention, consulting and restructuring costs, litigation and related contingency expense, integration costs, business interruption settlements, research and development, any further acquisitions or divestitures, any impairment charges, any further issuances of common stock or any repurchases of common stock.

(1)	See reconciliation of core results to GAAP results beginning on page 12.
(2)	The EPS estimate is based upon an estimated weighted average annual diluted share count for 2016 of 88 million shares.
(3)	Adjusted core diluted EPS is calculated by excluding non-cash expenses, net of the income tax benefit, related to amortization of intangible assets, stock-based compensation and deferred financing costs, from core income from continuing operations. The estimated non-cash expenses for 2016 total approximately $53 million ($32 million net of income taxes) or approximately $0.35 per diluted share.

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Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

All forward-looking non-GAAP financial measures contained in this section “2016 Outlook” are provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. As a result, reconciliation of the forward-looking non-GAAP financial measures to GAAP financial measures is not available without unreasonable effort and the Company is unable to address the probable significance of the unavailable information.

Cash Dividend

The Company announced that its Board of Directors has approved the payment of a cash dividend of $0.12 per share of common stock to be paid on June 10, 2016 to shareholders of record as of the close of business on May 18, 2016.

Conference Call

As previously announced, investors and the general public may access a live webcast of the first quarter 2016 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on May 5 at 9:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 12:00 p.m. on May 5 by dialing (719) 457-0820, access code: 2174744. The replay will be available through May 14.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 11 for important disclosures regarding the Company’s forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At March 31, 2016, Kindred through its subsidiaries had approximately 102,000 employees providing healthcare services in 2,700 locations in 46 states, including 95 transitional care hospitals, 19 inpatient rehabilitation hospitals, 92 nursing centers, 20 sub-acute units, 618 Kindred at Home home health, hospice and non-medical home care sites of service, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,752 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues based upon Kindred consolidated revenues for the twelve months ended March 31, 2016.

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Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2016	2015
Revenues	$1,837,971	$1,675,967

Salaries, wages and benefits	926,214	847,093
Supplies	99,416	93,271
Rent	97,768	92,140
Other operating expenses	214,701	197,727
General and administrative expenses	355,527	406,102
Other income	(952)	(480)
Litigation contingency expense	1,910	95,000
Impairment charges	7,788	6,726
Depreciation and amortization	40,681	38,935
Interest expense	57,499	62,518
Investment income	(254)	(741)

	1,800,298	1,838,291

Income (loss) from continuing operations before income taxes	37,673	(162,324)
Provision (benefit) for income taxes	11,836	(27,736)

Income (loss) from continuing operations	25,837	(134,588)
Discontinued operations, net of income taxes:
Loss from operations	(582)	(3,424)
Gain on divestiture of operations	262	—

Loss from discontinued operations	(320)	(3,424)

Net income (loss)	25,517	(138,012)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(12,514)	(8,847)
Discontinued operations	(2)	29

	(12,516)	(8,818)

Income (loss) attributable to Kindred	$13,001	$(146,830)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$13,323	$(143,435)
Loss from discontinued operations	(322)	(3,395)

Net income (loss)	$13,001	$(146,830)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.15	$(1.80)
Discontinued operations:
Loss from operations	—	(0.04)
Gain on divestiture of operations	—	—

Loss from discontinued operations	—	(0.04)

Net income (loss)	$0.15	$(1.84)

Diluted:
Income (loss) from continuing operations	$0.15	$(1.80)
Discontinued operations:
Loss from operations	—	(0.04)
Gain on divestiture of operations	—	—

Loss from discontinued operations	—	(0.04)

Net income (loss)	$0.15	$(1.84)

Shares used in computing earnings (loss) per common share:
Basic	86,590	79,575
Diluted	87,249	79,575

Cash dividends declared and paid per common share	$0.12	$0.12

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$105,082	$98,758
Insurance subsidiary investments	108,872	106,638
Accounts receivable less allowance for loss	1,260,505	1,194,868
Inventories	28,056	27,791
Income taxes	11,283	11,790
Other	65,993	61,054

	1,579,791	1,500,899

Property and equipment	2,181,989	2,162,398
Accumulated depreciation	(1,222,782)	(1,190,402)

	959,207	971,996

Goodwill	2,683,352	2,669,810
Intangible assets less accumulated amortization	773,237	755,655
Assets held for sale	298	613
Insurance subsidiary investments	194,778	204,498
Deferred tax assets	100,313	104,130
Acquisition deposit	—	18,489
Other	320,328	289,133

Total assets	$6,611,304	$6,515,223

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$176,663	$187,061
Salaries, wages and other compensation	424,058	404,925
Due to third party payors	32,785	36,251
Professional liability risks	65,418	64,099
Other accrued liabilities	242,162	394,246
Long-term debt due within one year	25,380	24,630

	966,466	1,111,212

Long-term debt	3,358,297	3,133,312
Professional liability risks	271,974	263,273
Deferred credits and other liabilities	305,819	301,379

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 85,171 shares - March 31, 2016 and 83,792 shares - December 31, 2015	21,293	20,948
Capital in excess of par value	1,728,784	1,737,747
Accumulated other comprehensive loss	(5,454)	(2,632)
Accumulated deficit	(243,279)	(256,209)

	1,501,344	1,499,854
Noncontrolling interests	207,404	206,193

Total equity	1,708,748	1,706,047

Total liabilities and equity	$6,611,304	$6,515,223

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$25,517	$(138,012)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	40,783	39,077
Amortization of stock-based compensation costs	4,404	5,824
Amortization of deferred financing costs	3,567	3,062
Payment of capitalized lender fees related to debt issuance	—	(28,012)
Provision for doubtful accounts	11,725	8,292
Deferred income taxes	11,496	(25,580)
Impairment charges	7,788	6,726
Gain on divestiture of discontinued operations	(262)	—
Other	303	1,997
Change in operating assets and liabilities:
Accounts receivable	(87,892)	(31,656)
Inventories and other assets	(5,232)	53,022
Accounts payable	(10,621)	465
Income taxes	73	(5,768)
Due to third party payors	(4,843)	(15,419)
Other accrued liabilities	(129,868)	(13,620)

Net cash used in operating activities	(133,062)	(139,602)

Cash flows from investing activities:
Routine capital expenditures	(18,106)	(20,769)
Development capital expenditures	(10,019)	(5,788)
Acquisitions, net of cash acquired	(26,339)	(659,071)
Acquisition deposits	18,489	195,000
Sale of assets	1,081	948
Proceeds from senior unsecured notes offering held in escrow	—	1,350,000
Interest in escrow for senior unsecured notes	—	23,438
Purchase of insurance subsidiary investments	(32,841)	(25,918)
Sale of insurance subsidiary investments	30,890	22,029
Net change in insurance subsidiary cash and cash equivalents	9,958	(558)
Net change in other investments	(33,981)	24
Other	(1,919)	5

Net cash provided by (used in) investing activities	(62,787)	879,340

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	533,700	807,450
Repayment of borrowings under revolving credit	(303,100)	(610,050)
Proceeds from issuance of term loan, net of discount	—	199,000
Proceeds from other long-term debt	750	—
Repayment of Gentiva debt	—	(1,177,363)
Repayment of term loan	(3,003)	—
Repayment of other long-term debt	(280)	(441)
Payment of deferred financing costs	(151)	(2,538)
Issuance of common stock in connection with employee benefit plans	—	66
Payment of costs associated with issuance of common stock and tangible equity units	—	(915)
Payment of dividend for mandatory redeemable preferred stock	(2,801)	(2,778)
Dividends paid	(10,068)	(9,975)
Contributions made by noncontrolling interests	4,368	—
Distributions to noncontrolling interests	(16,315)	(11,019)
Purchase of noncontrolling interests	(1,000)	—
Other	73	1,162

Net cash provided by (used in) financing activities	202,173	(807,401)

Change in cash and cash equivalents	6,324	(67,663)
Cash and cash equivalents at beginning of period	98,758	164,188

Cash and cash equivalents at end of period	$105,082	$96,525

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (a)

(Unaudited)

(In thousands, except per share amounts)

	2015 Quarters				Year	First Quarter 2016	First quarter % change v. prior year
	First	Second	Third	Fourth
Consolidated income statement data:
Revenues	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$7,054,907	$1,837,971	9.7
Core EBITDAR	$234,211	$261,800	$236,477	$247,839	$980,327	$246,834	5.4
Rent	91,199	95,528	95,436	96,934	379,097	97,517	6.9

Core EBITDA	143,012	166,272	141,041	150,905	601,230	149,317	4.4
Depreciation and amortization	38,935	38,625	39,329	40,362	157,251	40,681	4.5
Interest, net	44,346	56,140	56,008	55,664	212,158	57,245	29.1

Income from continuing operations before income taxes	59,731	71,507	45,704	54,879	231,821	51,391	(14.0)
Provision for income taxes	22,466	25,721	15,298	13,758	77,243	16,546	(26.4)

Income from continuing operations	37,265	45,786	30,406	41,121	154,578	34,845	(6.5)
Noncontrolling interests	(8,847)	(11,735)	(9,900)	(12,082)	(42,564)	(12,514)	41.4

Net income attributable to Kindred	$28,418	$34,051	$20,506	$29,039	$112,014	$22,331	(21.4)

Core diluted EPS	$0.34	$0.39	$0.23	$0.33	$1.28	$0.25	(26.5)
Adjusted core diluted EPS	$0.43	$0.51	$0.33	$0.44	$1.70	$0.35	(18.6)
Diluted shares	82,422	86,402	86,892	87,232	86,098	87,249	5.9

Revenues by segment:
Hospital division	$640,483	$627,206	$579,497	$593,593	$2,440,779	$643,299	0.4
Kindred at Home:
Home health	300,867	427,820	424,054	425,759	1,578,500	430,035	42.9
Hospice	119,057	178,005	181,140	178,325	656,527	176,426	48.2

	419,924	605,825	605,194	604,084	2,235,027	606,461	44.4
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	151,564	152,544	149,435	155,579	609,122	165,774	9.4
RehabCare	252,595	236,791	219,518	206,582	915,486	204,248	(19.1)

	404,159	389,335	368,953	362,161	1,524,608	370,022	(8.4)
Nursing center division	274,308	273,870	270,510	273,387	1,092,075	272,227	(0.8)

	1,738,874	1,896,236	1,824,154	1,833,225	7,292,489	1,892,009	8.8
Eliminations	(62,907)	(62,761)	(59,638)	(52,276)	(237,582)	(54,038)	(14.1)

	$1,675,967	$1,833,475	$1,764,516	$1,780,949	$7,054,907	$1,837,971	9.7

Core EBITDAR by segment:
Hospital division	$134,786	$131,532	$97,128	$117,675	$481,121	$135,495	0.5
Kindred at Home:
Home health	46,798	72,917	68,155	68,826	256,696	65,803	40.6
Hospice	16,996	27,887	34,025	30,212	109,120	24,866	46.3

	63,794	100,804	102,180	99,038	365,816	90,669	42.1
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	44,531	42,141	45,098	176,334	47,870	7.4
RehabCare	16,493	14,681	14,544	11,858	57,576	11,987	(27.3)

	61,057	59,212	56,685	56,956	233,910	59,857	(2.0)
Nursing center division	36,963	40,461	35,923	36,601	149,948	30,100	(18.6)
Support center	(62,389)	(70,209)	(55,439)	(62,431)	(250,468)	(69,287)	11.1

	$234,211	$261,800	$236,477	$247,839	$980,327	$246,834	5.4

Core EBITDAR margin by segment:
Hospital division	21.0	21.0	16.8	19.8	19.7	21.1	0.1
Kindred at Home:
Home health	15.6	17.0	16.1	16.2	16.3	15.3	(0.3)
Hospice	14.3	15.7	18.8	16.9	16.6	14.1	(0.2)
Kindred at Home	15.2	16.6	16.9	16.4	16.4	15.0	(0.2)
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	29.4	29.2	28.2	29.0	28.9	28.9	(0.5)
RehabCare	6.5	6.2	6.6	5.7	6.3	5.9	(0.6)
Kindred Rehabilitation Services	15.1	15.2	15.4	15.7	15.3	16.2	1.1
Nursing center division	13.5	14.8	13.3	13.4	13.7	11.1	(2.4)
Consolidated	14.0	14.3	13.4	13.9	13.9	13.4	(0.6)

(a)	See reconciliation of core and adjusted results to GAAP results beginning on page 12.

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2015 Quarters				Year	First Quarter 2016	First quarter % change v. prior year
	First	Second	Third	Fourth
Hospital division:
End of period data:
Number of transitional care hospitals	97	96	95	95		95
Number of licensed beds	7,147	7,124	7,094	7,094		7,089
Revenue mix %:
Medicare	56.8	55.2	57.1	57.3	56.6	57.8
Medicaid	5.5	5.3	5.3	5.1	5.3	4.2
Medicare Advantage	11.9	11.6	10.8	11.1	11.4	11.5
Medicaid Managed	4.7	5.6	6.1	6.2	5.6	5.6
Commercial insurance and other	21.1	22.3	20.7	20.3	21.1	20.9
Admissions:
Medicare	8,775	8,267	7,976	8,169	33,187	8,919	1.6
Medicaid	610	610	556	520	2,296	463	(24.1)
Medicare Advantage	1,555	1,352	1,212	1,304	5,423	1,453	(6.6)
Medicaid Managed	643	675	646	612	2,576	733	14.0
Commercial insurance and other	1,868	1,815	1,763	1,701	7,147	1,871	0.2

	13,451	12,719	12,153	12,306	50,629	13,439	(0.1)

Patient days:
Medicare	228,483	218,577	210,870	210,409	868,339	229,004	0.2
Medicaid	28,663	25,213	23,167	21,795	98,838	21,134	(26.3)
Medicare Advantage	48,448	44,740	39,585	41,079	173,852	45,760	(5.5)
Medicaid Managed	22,013	24,833	24,412	24,802	96,060	25,341	15.1
Commercial insurance and other	62,241	62,922	58,631	57,321	241,115	62,769	0.8

	389,848	376,285	356,665	355,406	1,478,204	384,008	(1.5)

Average length of stay:
Medicare	26.0	26.4	26.4	25.8	26.2	25.7	(1.2)
Medicaid	47.0	41.3	41.7	41.9	43.0	45.6	(3.0)
Medicare Advantage	31.2	33.1	32.7	31.5	32.1	31.5	1.0
Medicaid Managed	34.2	36.8	37.8	40.5	37.3	34.6	1.2
Commercial insurance and other	33.3	34.7	33.3	33.7	33.7	33.5	0.6
Weighted average	29.0	29.6	29.3	28.9	29.2	28.6	(1.4)
Revenues per admission:
Medicare	$41,483	$41,892	$41,451	$41,656	$41,620	$41,717	0.6
Medicaid	57,594	54,795	55,415	57,724	56,352	57,928	0.6
Medicare Advantage	48,908	53,578	51,495	50,680	51,077	51,080	4.4
Medicaid Managed	46,740	51,950	54,976	60,263	53,383	49,287	5.4
Commercial insurance and other	72,395	77,110	68,151	70,735	72,150	71,651	(1.0)
Weighted average	47,616	49,312	47,683	48,236	48,209	47,868	0.5
Revenues per patient day:
Medicare	$1,593	$1,584	$1,568	$1,617	$1,591	$1,625	2.0
Medicaid	1,226	1,326	1,330	1,377	1,309	1,269	3.5
Medicare Advantage	1,570	1,619	1,577	1,609	1,593	1,622	3.3
Medicaid Managed	1,365	1,412	1,455	1,487	1,432	1,426	4.5
Commercial insurance and other	2,173	2,224	2,049	2,099	2,139	2,136	(1.7)
Weighted average	1,643	1,667	1,625	1,670	1,651	1,675	1.9
Medicare case mix index (discharged patients only)	1.166	1.163	1.150	1.164	1.162	1.163	(0.3)
Average daily census	4,332	4,135	3,877	3,863	4,050	4,220	(2.6)
Occupancy %	69.2	66.1	62.2	62.2	64.9	68.0	(1.7)
Same-hospital data:
Revenues (a)	$634,975	$622,018	$577,337	$594,091	$2,428,421	$643,413	1.3
Admissions:
Medicare	8,652	8,172	7,932	8,169	32,925	8,919	3.1
Medicaid	602	608	556	520	2,286	463	(23.1)
Medicare Advantage	1,546	1,348	1,212	1,304	5,410	1,453	(6.0)
Medicaid Managed	640	670	644	612	2,566	733	14.5
Commercial insurance and other	1,840	1,797	1,762	1,701	7,100	1,871	1.7

	13,280	12,595	12,106	12,306	50,287	13,439	1.2

Patient days:
Medicare	225,992	216,230	209,662	210,466	862,350	229,004	1.3
Medicaid	28,458	25,060	23,141	21,795	98,454	21,134	(25.7)
Medicare Advantage	48,276	44,548	39,585	41,079	173,488	45,760	(5.2)
Medicaid Managed	21,933	24,673	24,280	24,783	95,669	25,341	15.5
Commercial insurance and other	61,715	62,462	58,625	57,325	240,127	62,769	1.7

	386,374	372,973	355,293	355,448	1,470,088	384,008	(0.6)

Total average length of stay	29.1	29.6	29.3	28.9	29.2	28.6	(1.7)
Total revenues per patient day	$1,643	$1,668	$1,625	$1,671	$1,652	$1,676	2.0

(a)	See reconciliation of same-hospital revenues to reported revenues for the Hospital Division on page 14.

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

	2015 Quarters				Year	First Quarter 2016	First quarter % change v. prior year
	First	Second	Third	Fourth
Kindred at Home (data combined to include Kindred and Gentiva for each historical period):
Home Health:
Sites of service (at end of period)	415	411	388	373		384
Revenue mix %:
Medicare	80.9	80.4	80.0	80.0	80.3	79.8
Medicaid	2.1	2.1	2.1	2.1	2.1	2.1
Commercial and other	7.3	7.9	8.2	8.5	8.1	8.4
Commercial paid at episodic rates	9.7	9.6	9.7	9.4	9.5	9.7
Episodic revenues ($000s)	$308,317	$324,027	$319,820	$320,698	$1,272,862	$325,821	5.7
Total episodic admissions	69,936	67,808	66,753	66,157	270,654	71,426	2.1
Medicare episodic admissions	61,186	59,394	58,479	57,804	236,863	62,011	1.3
Total episodes	110,980	109,599	108,519	108,300	437,398	113,887	2.6
Episodes per admission	1.59	1.62	1.63	1.64	1.62	1.59	—
Revenue per episode	$2,778	$2,956	$2,947	$2,961	$2,910	$2,861	3.0
Hospice:
Sites of service (at end of period)	190	185	181	175		177
Admissions	13,164	12,574	12,091	12,129	49,958	13,234	0.5
Average length of stay	95	93	101	100	97	92	(3.2)
Patient days	1,150,841	1,190,604	1,211,291	1,185,330	4,738,066	1,183,908	2.9
Revenue per patient day	$151	$150	$150	$150	$150	$149	(1.3)
Average daily census	12,787	13,084	13,166	12,884	12,981	13,010	1.7
Community Care and other revenues (included in Home Health business segment)	$65,530	$67,647	$67,338	$67,684	$268,199	$66,305	1.2
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	16	16	18	18		19
Number of licensed beds	829	829	919	919		969
Discharges (a)	3,806	3,927	3,941	4,317	15,991	4,448	16.9
Same-hospital discharges (a)	3,806	3,927	3,842	4,040	15,615	4,016	5.5
Occupancy % (a)	73.2	71.5	68.7	68.0	70.2	70.6	(3.6)
Average length of stay (a)	13.7	13.1	13.2	12.7	13.2	13.2	(3.6)
Revenue per discharge (a)	$19,517	$19,325	$18,992	$18,640	$19,104	$19,731	1.1
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	100	99	101	100		104
LTAC hospitals	120	120	119	119		119
Sub-acute units	8	8	7	7		7
Outpatient units	138	139	135	130		139

	366	366	362	356		369

Revenue per site	$211,151	$209,436	$206,041	$210,978	$837,606	$211,417	0.1
RehabCare:
Sites of service (at end of period)	1,829	1,789	1,821	1,798		1,767
Revenue per site	$138,106	$132,359	$120,548	$114,896	$505,909	$115,590	(16.3)

Nursing center division:
End of period data:
Number of nursing centers	90	90	90	90		92
Number of licensed beds	11,535	11,535	11,535	11,535		11,815
Admissions (b)	10,376	9,831	9,558	9,237	39,002	9,815	(5.4)
Medicare average length of stay (b)	28.9	28.9	28.5	28.4	28.7	28.2	(2.4)
Patient days (b)	861,278	852,691	851,332	845,924	3,411,225	846,578	(1.7)
Revenues per patient day (b)	$319	$321	$318	$323	$320	$322	0.9
Average daily census (b)	9,570	9,370	9,254	9,195	9,346	9,303	(2.8)
Occupancy % (b)	81.3	79.6	78.6	78.1	79.4	77.3	(4.9)

(a)	Excludes non-consolidating IRF.
(b)	Excludes managed facilities.

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

Non-GAAP Measurements

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2016 and 2015 before certain charges or on a core and adjusted core basis, and on a same-hospital basis. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company believes the presentation of adjusted core operating results, which excludes non-cash expenses related to amortization of intangible assets, stock-based compensation and deferred financing costs from core operating results, is a useful performance measure used by some investors, equity analysts and others to make informed investment decisions and for comparability to other companies that use similar measures. The Company believes the presentation of same-hospital revenues, which excludes the results from two hospitals that closed during 2015, provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented. The Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its revenues. The Company’s earnings release also includes financial measures referred to as operating income, or EBITDAR or core EBITDAR, and core earnings before interest, income taxes, depreciation and amortization (“core EBITDA”). The Company’s management uses core EBITDAR or core EBITDA as meaningful measures of operational performance in addition to other measures. The Company uses core EBITDAR or core EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes these measurements are important because securities analysts and investors use these measurements to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating results presented on a core and adjusted core basis and core EBITDAR or core EBITDA, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of the non-GAAP measurements to the GAAP measurements are included in the following pages of this press release.

Also in this press release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows. The Company recognizes that core operating cash flows and core free cash flows are non-GAAP measurements and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that these non-GAAP measurements provide important information to investors for comparability to other companies that use similar measures. In addition, management uses core operating cash flows and core free cash flows in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Core operating cash flows and core free cash flows should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of net cash flows provided by operating activities to core operating cash flows and core free cash flows are included in this press release.

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months ended March 31, 2016 and 2015 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 34.3% and 22.6% for the three months ended March 31, 2016 and 2015, respectively. The difference in the effective income tax rate for both periods compared to the same prior year periods is attributable to the composition of charges that are non-deductible for income tax purposes, including the litigation contingency expense.

	Three months ended
	March 31,
	2016	2015
Detail of charges:
Litigation contingency expense	($1,910)	($95,000)
Retirement and severance costs	(1,582)	(4,961)
Home health and hospice closings	(341)	(1,619)
Property and equipment impairment charges	(7,788)	—
Business interruption settlements	1,138	—
Research and development	(863)	—
Development project cancellation and other restructuring costs	—	(1,027)
Gentiva transaction and integration costs:
Professional and consulting fees	(1,048)	(32,134)
Severance and retention	(555)	(54,464)
Lease termination (charged to rent expense)	—	(589)
Pre-closing financing charges (charged to general and administrative expenses)	—	(6,005)
Pre-closing financing charges (charged to interest expense)	—	(17,431)
Trade name impairment charges	—	(6,726)
Lease termination (charged to rent expense)	(251)	—
Other transaction costs	(518)	(2,099)

	(13,718)	(222,055)
Income tax benefit	4,710	50,202

Charges net of income taxes	(9,008)	(171,853)
Allocation to participating unvested restricted stockholders	133	—

Available to common stockholders	($8,875)	($171,853)

Weighted average diluted shares outstanding	87,249	79,575

Diluted earnings (loss) per common share related to charges	($0.10)	($2.16)

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$22,331	$28,418
Charges net of income taxes	(9,008)	(171,853)

Reported income (loss) from continuing operations	$13,323	($143,435)

Reconciliation of core diluted EPS from continuing operations:
Diluted core EPS (a)	$0.25	$0.34
Charges net of income taxes	(0.10)	(2.16)
Other	—	0.02

Reported diluted earnings (loss) per common share from continuing operations	$0.15	($1.80)

Weighted average diluted shares used to compute earnings per common share from continuing operations before charges	87,249	82,422

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	32.2%	37.6%
Impact of charges on effective income tax rate	-0.8%	-20.5%

Reported effective income tax rate	31.4%	17.1%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.3 million and $0.5 million for the three months ended March 31, 2016 and 2015, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts and statistics)

A reconciliation of adjusted core earnings follows:

						First
	2015 Quarters					Quarter
	First	Second	Third	Fourth	Year	2016
Reconciliation of adjusted core earnings:
Income from continuing operations before charges (as calculated and reconciled to GAAP measurement on the following pages)	$28,418	$34,051	$20,506	$29,039	$112,014	$22,331
Add back non-cash expenses:
Amortization of intangible assets	6,932	7,536	7,728	7,645	29,841	6,826
Amortization of stock-based compensation costs	3,141	6,687	3,194	4,778	17,800	3,746
Amortization of deferred financing costs	3,062	3,539	3,554	3,566	13,721	3,567

	13,135	17,762	14,476	15,989	61,362	14,139
Income tax benefit related to non-cash expenses	5,169	6,989	5,696	6,292	24,146	5,564

Non-cash expenses, net of income taxes	7,966	10,773	8,780	9,697	37,216	8,575

Adjusted core earnings	$36,384	$44,824	$29,286	$38,736	$149,230	$30,906

Reconciliation of diluted adjusted core earnings from continuing operations:
Diluted income per common share before charges (as calculated on the following pages)	$0.34	$0.39	$0.23	$0.33	$1.28	$0.25
Non-cash expenses, net of income taxes	0.09	0.12	0.10	0.11	0.42	0.10

Adjusted diluted core EPS from continuing operations	$0.43	$0.51	$0.33	$0.44	$1.70	$0.35

Weighted average diluted shares used to compute adjusted core EPS	82,422	86,402	86,892	87,232	86,098	87,249

A reconciliation of combined Kindred and Gentiva home health revenues (excluding community care) for each historical period follows:

						First	First quarter
	2015 Quarters					Quarter	% change v.
	First	Second	Third	Fourth	Year	2016	prior year
Kindred	$254,965	$360,173	$356,716	$358,075	$1,329,929	$363,730
Gentiva	87,520	—	—	—	87,520	—

	$342,485	$360,173	$356,716	$358,075	$1,417,449	$363,730	6.2

A reconciliation of same-hospital revenues to reported revenues for the Hospital Division for each historical period follows:

						First	First quarter
	2015 Quarters					Quarter	% change v.
	First	Second	Third	Fourth	Year	2016	prior year
Same-hospital revenues	$634,975	$622,018	$577,337	$594,091	$2,428,421	$643,413	1.3
Two hospitals that closed during 2015 (a)	5,508	5,188	2,160	(498)	12,358	(114)

Reported revenues	$640,483	$627,206	$579,497	$593,593	$2,440,779	$643,299	0.4

(a)	One hospital closed during the second quarter of 2015 and one hospital closed during the third quarter of 2015.

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2016
		Charges
								Gentiva
	Before	Retirement		Business				transaction
	charges	and	Hospice	interruption	Litigation	Impairment	Research and	and	Other		As
	(“core”)	severance	closings	settlements	contingency	charges	development	integration	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$135,495	$(924)	$—	$—	$—	$—	$—	$—	$—	$(924)	$134,571

Kindred at Home:
Home health	65,803	—	—	1,138	—	—	—	—	—	1,138	66,941
Hospice	24,866	—	(341)	—	—	—	—	—	—	(341)	24,525

	90,669	—	(341)	1,138	—	—	—	—	—	797	91,466

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	47,870	—	—	—	—	—	—	—	—	—	47,870
RehabCare	11,987	—	—	—	—	—	—	—	—	—	11,987

	59,857	—	—	—	—	—	—	—	—	—	59,857

Nursing center division	30,100	—	—	—	—	—	—	—	—	—	30,100

Support center	(69,287)	(658)	—	—	—	—	(863)	—	—	(1,521)	(70,808)
Litigation contingency expense	—	—	—	—	(1,910)	—	—	—	—	(1,910)	(1,910)
Impairment charges	—	—	—	—	—	(7,788)	—	—	—	(7,788)	(7,788)
Transaction costs	—	—	—	—	—	—	—	(1,603)	(518)	(2,121)	(2,121)

Operating income (EBITDAR)	246,834	(1,582)	(341)	1,138	(1,910)	(7,788)	(863)	(1,603)	(518)	(13,467)	233,367
Rent	(97,517)	—	(251)	—	—	—	—	—	—	(251)	(97,768)

EBITDA	149,317	(1,582)	(592)	1,138	(1,910)	(7,788)	(863)	(1,603)	(518)	(13,718)	135,599
Depreciation and amortization	(40,681)	—	—	—	—	—	—	—	—	—	(40,681)
Interest, net	(57,245)	—	—	—	—	—	—	—	—	—	(57,245)

Income from continuing operations before income taxes	51,391	(1,582)	(592)	1,138	(1,910)	(7,788)	(863)	(1,603)	(518)	(13,718)	37,673
Provision for income taxes	16,546	(543)	(203)	391	(656)	(2,674)	(296)	(551)	(178)	(4,710)	11,836

	34,845	$(1,039)	$(389)	$747	$(1,254)	$(5,114)	$(567)	$(1,052)	$(340)	$(9,008)	25,837

Noncontrolling interests	(12,514)										(12,514)

Income (loss) attributable to Kindred	$22,331										$13,323

Diluted earnings (loss) per common share	$0.25										$0.15
Diluted shares used in computing earnings per common share	87,249										87,249

	Three months ended March 31, 2015
		Charges
			Home health	Development			Gentiva	Gentiva
	Before	Retirement	and	project			pre-closing	transaction
	charges	and	hospice	cancellation	Litigation	Impairment	financing	and	Other		As
	(“core”)	severance	closings	and other	contingency	charges	costs	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$134,786	$—	$—	$(675)	$—	$—	$—	$—	$—	$(675)	$134,111

Kindred at Home:
Home health	46,798	—	(1,102)	—	—	—	—	—	—	(1,102)	45,696
Hospice	16,996	—	(517)	—	—	—	—	—	—	(517)	16,479

	63,794	—	(1,619)	—	—	—	—	—	—	(1,619)	62,175

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	—	—	—	—	—	—	—	—	—	44,564
RehabCare	16,493	(785)	—	—	—	—	—	—	—	(785)	15,708

	61,057	(785)	—	—	—	—	—	—	—	(785)	60,272

Nursing center division	36,963	—	—	—	—	—	—	—	—	—	36,963

Support center	(62,389)	(4,176)	—	—	—	—	—	—	—	(4,176)	(66,565)
Litigation contingency expense	—	—	—	—	(95,000)	—	—	—	—	(95,000)	(95,000)
Impairment charges	—	—	—	—	—	(6,726)	—	—	—	(6,726)	(6,726)
Transaction costs	—	—	—	—	—	—	(6,005)	(86,598)	(2,099)	(94,702)	(94,702)

Operating income (EBITDAR)	234,211	(4,961)	(1,619)	(675)	(95,000)	(6,726)	(6,005)	(86,598)	(2,099)	(203,683)	30,528
Rent	(91,199)	—	—	(352)	—	—	—	(589)	—	(941)	(92,140)

EBITDA	143,012	(4,961)	(1,619)	(1,027)	(95,000)	(6,726)	(6,005)	(87,187)	(2,099)	(204,624)	(61,612)
Depreciation and amortization	(38,935)	—	—	—	—	—	—	—	—	—	(38,935)
Interest, net	(44,346)	—	—	—	—	—	(17,431)	—	—	(17,431)	(61,777)

Income (loss) from continuing operations before income taxes	59,731	(4,961)	(1,619)	(1,027)	(95,000)	(6,726)	(23,436)	(87,187)	(2,099)	(222,055)	(162,324)
Provision (benefit) for income taxes	22,466	(2,133)	(696)	(442)	—	(2,891)	(10,075)	(33,063)	(902)	(50,202)	(27,736)

	37,265	$(2,828)	$(923)	$(585)	$(95,000)	$(3,835)	$(13,361)	$(54,124)	$(1,197)	$(171,853)	(134,588)

Noncontrolling interests	(8,847)										(8,847)

Income (loss) attributable to Kindred	$28,418										$(143,435)

Diluted earnings (loss) per common share	$0.34										$(1.80)
Diluted shares used in computing earnings (loss) per common share	82,422										79,575

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2015
		Charges
		Hospital	Development		Gentiva
	Before	and home	project		transaction
	charges	health/hospice	cancellation	Litigation	and	Other		As
	(“core”)	closings	and other	contingency	integration	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$131,532	$(565)	$—	$—	$—	$—	$(565)	$130,967

Kindred at Home:
Home health	72,917	(588)	—	—	—	—	(588)	72,329
Hospice	27,887	(1,649)	—	—	—	—	(1,649)	26,238

	100,804	(2,237)	—	—	—	—	(2,237)	98,567

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,531	—	—	—	—	—	—	44,531
RehabCare	14,681	—	—	—	—	—	—	14,681

	59,212	—	—	—	—	—	—	59,212

Nursing center division	40,461	—	(584)	—	—	—	(584)	39,877

Support center	(70,209)	—	—	—	—	—	—	(70,209)
Litigation contingency expense	—	—	—	(3,925)	—	—	(3,925)	(3,925)
Transaction costs	—	—	—	—	(4,342)	(874)	(5,216)	(5,216)

Operating income (EBITDAR)	261,800	(2,802)	(584)	(3,925)	(4,342)	(874)	(12,527)	249,273
Rent	(95,528)	(671)	—	—	(203)	—	(874)	(96,402)

EBITDA	166,272	(3,473)	(584)	(3,925)	(4,545)	(874)	(13,401)	152,871
Depreciation and amortization	(38,625)	—	—	—	—	—	—	(38,625)
Interest, net	(56,140)	—	—	—	—	—	—	(56,140)

Income from continuing operations before income taxes	71,507	(3,473)	(584)	(3,925)	(4,545)	(874)	(13,401)	58,106
Provision for income taxes	25,721	(368)	(62)	(416)	(386)	(93)	(1,325)	24,396

	45,786	$(3,105)	$(522)	$(3,509)	$(4,159)	$(781)	$(12,076)	33,710

Noncontrolling interests	(11,735)							(11,735)

Income attributable to Kindred	$34,051							$21,975

Diluted earnings per common share	$0.39							$0.25
Diluted shares used in computing earnings per common share	86,402							86,402

	Three months ended September 30, 2015
		Charges
			Hospital		Gentiva
	Before	Retirement	and home		transaction
	charges	and	health/hospice	Litigation	and	Other		As
	(“core”)	severance	closings	contingency	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$97,128	$(666)	$(479)	$—	$—	$—	$(1,145)	$95,983
Kindred at Home:
Home health	68,155	—	(2,571)	—	—	—	(2,571)	65,584
Hospice	34,025	—	(318)	—	—	—	(318)	33,707

	102,180	—	(2,889)	—	—	—	(2,889)	99,291

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	42,141	—	—	—	—	—	—	42,141
RehabCare	14,544	—	—	—	—	—	—	14,544

	56,685	—	—	—	—	—	—	56,685

Nursing center division	35,923	—	—	—	—	—	—	35,923

Support center	(55,439)	—	—	—	—	—	—	(55,439)
Litigation contingency expense	—	—	—	(31,462)	—	—	(31,462)	(31,462)
Transaction costs	—	—	—	—	(3,069)	(777)	(3,846)	(3,846)

Operating income (EBITDAR)	236,477	(666)	(3,368)	(31,462)	(3,069)	(777)	(39,342)	197,135
Rent	(95,436)	—	(808)	—	—	—	(808)	(96,244)

EBITDA	141,041	(666)	(4,176)	(31,462)	(3,069)	(777)	(40,150)	100,891
Depreciation and amortization	(39,329)	—	—	—	—	—	—	(39,329)
Interest, net	(56,008)	—	—	—	—	—	—	(56,008)

Income from continuing operations before income taxes	45,704	(666)	(4,176)	(31,462)	(3,069)	(777)	(40,150)	5,554
Provision for income taxes	15,298	(196)	(1,225)	(429)	(697)	(228)	(2,775)	12,523

	30,406	$(470)	$(2,951)	$(31,033)	$(2,372)	$(549)	$(37,375)	(6,969)

Noncontrolling interests	(9,900)							(9,900)

Income (loss) attributable to Kindred	$20,506							$(16,869)

Diluted earnings (loss) per common share	$0.23							$(0.20)
Diluted shares used in computing earnings (loss) per common share	86,892							86,184

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2015
		Charges
			Hospital	RehabCare			Gentiva
	Before	Retirement	and home	customer			transaction
	charges	and	health/hospice	contract	Litigation	Impairment	and	Other		As
	(“core”)	severance	closings	litigation	contingency	charges	integration	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$117,675	$(1,221)	$—	$—	$—	$—	$—	$—	$(1,221)	$116,454

Kindred at Home:
Home health	68,826	—	(1,794)	—	—	—	—	—	(1,794)	67,032
Hospice	30,212	—	(1,544)	—	—	—	—	—	(1,544)	28,668

	99,038	—	(3,338)	—	—	—	—	—	(3,338)	95,700

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	45,098	(207)	—	—	—	—	—	—	(207)	44,891
RehabCare	11,858	(112)	—	(12,864)	—	—	—	—	(12,976)	(1,118)

	56,956	(319)	—	(12,864)	—	—	—	—	(13,183)	43,773

Nursing center division	36,601	—	—	—	—	—	—	—	—	36,601

Support center	(62,431)	(585)	—	—	—	—	—	—	(585)	(63,016)
Litigation contingency expense	—	—	—	—	(8,261)		—	—	(8,261)	(8,261)
Impairment charges	—	—	—	—	—	(18,031)	—	—	(18,031)	(18,031)
Transaction costs	—	—	—	—	—	—	(4,189)	(1,178)	(5,367)	(5,367)

Operating income (EBITDAR)	247,839	(2,125)	(3,338)	(12,864)	(8,261)	(18,031)	(4,189)	(1,178)	(49,986)	197,853
Rent	(96,934)	—	(889)	—	—	—	—	—	(889)	(97,823)

EBITDA	150,905	(2,125)	(4,227)	(12,864)	(8,261)	(18,031)	(4,189)	(1,178)	(50,875)	100,030
Depreciation and amortization	(40,362)	—	—	—	—	—	—	—	—	(40,362)
Interest, net	(55,664)	—	—	—	—	—	—	—	—	(55,664)

Income from continuing operations before income taxes	54,879	(2,125)	(4,227)	(12,864)	(8,261)	(18,031)	(4,189)	(1,178)	(50,875)	4,004
Provision (benefit) for income taxes	13,758	(836)	(1,663)	(5,062)	(50,329)	(6,205)	(1,487)	(156)	(65,738)	(51,980)

	41,121	$(1,289)	$(2,564)	$(7,802)	$42,068	$(11,826)	$(2,702)	$(1,022)	$14,863	55,984

Noncontrolling interests	(12,082)									(12,082)

Income attributable to Kindred	$29,039									$43,902

Diluted earnings per common share	$0.33									$0.50
Diluted shares used in computing earnings per common share	87,232									87,232

	Year ended December 31, 2015
		Charges
			Hospital	Development	RehabCare			Gentiva	Gentiva
	Before	Retirement	and home	project	customer			pre-closing	transaction
	charges	and	health/hospice	cancellation	contract	Litigation	Impairment	financing	and	Other		As
	(“core”)	severance	closings	and other	litigation	contingency	charges	costs	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$481,121	$(1,887)	$(1,044)	$(675)	$—	$—	$—	$—	$—	$—	$(3,606)	$477,515

Kindred at Home:
Home health	256,696	—	(6,055)	—	—	—	—	—	—	—	(6,055)	250,641
Hospice	109,120	—	(4,028)	—	—	—	—	—	—	—	(4,028)	105,092

	365,816	—	(10,083)	—	—	—	—	—	—	—	(10,083)	355,733

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	176,334	(207)	—	—	—	—	—	—	—	—	(207)	176,127
RehabCare	57,576	(897)	—	—	(12,864)	—	—	—	—	—	(13,761)	43,815

	233,910	(1,104)	—	—	(12,864)	—	—	—	—	—	(13,968)	219,942

Nursing center division	149,948	—	—	(584)	—	—	—	—	—	—	(584)	149,364

Support center	(250,468)	(4,761)	—	—	—	—	—	—	—	—	(4,761)	(255,229)
Litigation contingency expense	—	—	—	—	—	(138,648)	—	—	—	—	(138,648)	(138,648)
Impairment charges	—	—	—	—	—	—	(24,757)	—	—	—	(24,757)	(24,757)
Transaction costs	—	—	—	—	—	—	—	(6,005)	(98,198)	(4,928)	(109,131)	(109,131)

Operating income (EBITDAR)	980,327	(7,752)	(11,127)	(1,259)	(12,864)	(138,648)	(24,757)	(6,005)	(98,198)	(4,928)	(305,538)	674,789
Rent	(379,097)	—	(2,368)	(352)	—	—	—	—	(792)	—	(3,512)	(382,609)

EBITDA	601,230	(7,752)	(13,495)	(1,611)	(12,864)	(138,648)	(24,757)	(6,005)	(98,990)	(4,928)	(309,050)	292,180
Depreciation and amortization	(157,251)	—	—	—	—	—	—	—	—	—	—	(157,251)
Interest, net	(212,158)	—	—	—	—	—	—	(17,431)	—	—	(17,431)	(229,589)

Income (loss) from continuing operations before income taxes	231,821	(7,752)	(13,495)	(1,611)	(12,864)	(138,648)	(24,757)	(23,436)	(98,990)	(4,928)	(326,481)	(94,660)
Provision for income taxes	77,243	(3,063)	(5,333)	(637)	(5,084)	(51,965)	(8,890)	(9,261)	(34,266)	(1,541)	(120,040)	(42,797)

	154,578	$(4,689)	$(8,162)	$(974)	$(7,780)	$(86,683)	$(15,867)	$(14,175)	$(64,724)	$(3,387)	$(206,441)	(51,863)

Noncontrolling interests	(42,564)											(42,564)

Income (loss) attributable to Kindred	$112,014											$(94,427)

Diluted earnings (loss) per common share	$1.28											$(1.12)
Diluted shares used in computing earnings (loss) per common share	86,098											84,558

Kindred Healthcare Reports First Quarter 2016 Results

May 4, 2016

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

	Three months ended March 31,
	2016	2015
Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows used in operating activities	($133,062)	($139,602)
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows used in operating activities:
Transaction, severance, retirement and retention	5,379	82,340
Business interruption settlements	(1,138)	—
Ventas, Inc. lease termination fee	—	40,000
Capitalized lender fees related to debt refinancing	—	28,012
Other debt refinancing costs (expensed)	—	27,001
Other lease termination fees	—	353
Litigation	128,419	—

	132,660	177,706

Net cash flows provided by (used in) operating activities excluding certain items before income tax benefit of certain payments	(402)	38,104
Benefit of reduced income tax payments resulting from certain payments (a)	—	—

Net cash flows provided by (used in) operating activities excluding certain items (core operating cash flows)	(402)	38,104
Less routine capital expenditures	(18,106)	(20,769)
Less distributions to noncontrolling interests	(16,315)	(11,019)

Free cash flows excluding certain items (core free cash flows)	($34,823)	$6,316

(a)	No tax deposits were due in first quarter of 2016 or 2015.

– END –